Exhibit 10.68

FIRST AMENDMENT TO

SUPPLEMENTAL TERMS AND CONDITIONS LETTER

This First Amendment to Supplemental Terms and Conditions Letter is entered into as of October 16, 2009, by and between Looksmart, Ltd., a Delaware corporation (“Borrower”) and City National Bank, a national banking association (“CNB”).

RECITALS

A. Borrower and CNB are parties to that certain Supplemental Terms and Conditions Letter dated as of August 14, 2009, (the Supplemental Terms and Conditions Letter, as herein amended, hereinafter the “Agreement”).

B. Borrower and CNB desire to supplement and amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.	Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Agreement.

2.	Amendments. The Agreement is amended as follows:

2.1	Section 1.1 is amended in its entirety to provide as follows:

“1.1	Copies of weekly account statements as of each Friday, from all brokerage firms and financial institutions in which Borrower maintains accounts containing its Liquid Assets, certified by Looksmart to be in compliance with the terms of Section 3.2 of this Agreement and delivered no later than the following Tuesday.”

2.2	Sections 3.1 and 3.2 are amended in their entirety to provide as follows:

“3.1	Tangible Net Worth of not less than $22,000,000.00 as of September 30, 2009 and at all times thereafter;

3.2	Liquid Assets of not less than $22,000,000.00 as of September 30, 2009 and at all times thereafter;”

3. Existing Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4. Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB’s satisfaction:

4.1	CNB shall have received this Amendment duly executed by Borrower; and

4.2	CNB shall have received an Amendment Fee of $1,500.00.

5. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

“Borrower”

Looksmart, Ltd., a

Delaware corporation

By:	/s/ Edward F. West
Edward F. West, President/CEO
By:	/s/ S. C. Markowski
Stephen C. Markowski, CFO

“CNB”

City National Bank, a national

banking association

By:	/s/ Sanford Topham
Sanford Topham, Vice President

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